 Exhibit 10.1

Amendment to

Agreement No. 9600048977.1

Amendment No. 6 to the Proppant Supply Agreement

This Amendment No. 6 to the Proppant Supply Agreement is entered into as of April 30, 2016 (the “Effective Date”), by and between Halliburton Energy Services, Inc. (“Halliburton”) and CARBO Ceramics Inc.  (“Seller”).

WITNESSETH:

WHEREAS, Halliburton and Seller entered into a Proppant Supply Agreement dated August 28, 2008 (most recently amended on January 1, 2016, the “Agreement”);

WHEREAS, Halliburton and Seller wish to amend the Agreement to reflect certain changes as set forth herein.

NOW, THEREFORE, in consideration of the premises, the terms and conditions stated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	Term. Section 7.1 of the Agreement is hereby amended and restated in its entirety by the following:

“7.1Term. The term of this Agreement shall be for a period beginning on the Effective Date and ending on June 30, 2016, unless earlier terminated in accordance with the provisions of this Agreement or extended by agreement of the Parties. Unless provided otherwise in this Agreement, upon terminations of this Agreement neither Party shall have any liability or obligation under this Agreement of any kind except for any provisions which survive termination of the Agreement, including but not limited to Buyer’s liability for any accrued but unpaid penalties pursuant to Article IV for a failure of Buyer to satisfy its commitments pursuant to Section 2.1 of the Agreement existing as of the Purchase Commitment Termination Date set forth in Amendment No. 5.”

Except as otherwise expressly modified or amended herein, all terms and conditions contained in the Agreement shall remain in full force and effect and shall not be altered or changed by this Amendment. The Agreement, as amended by this Amendment No.6, shall constitute the entire agreement of the parties. All references to Sections in the Amendment No.6 correspond to Sections contained in the Agreement unless otherwise expressly stated.

IN WITNESS WHEREOF, Seller and Halliburton have caused this Amendment No.6 to be duly executed by their authorized representatives as of the Effective Date.

Halliburton Energy Services, Inc.	CARBO Ceramics Inc.
Signature: /s/ Edward Porter	Signature: /s/ Don P. Conkle
Printed Name: Edward Porter	Printed Name: Don P. Conkle
Title: Senior Director, PML	Title: VP Marketing & Sales
Date: 5/12/2016	Date: 5/11/2016